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                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Qualified Employee Stock Purchase Plan of Centennial Technologies, Inc., of our report dated May 6, 1999, with respect to the consolidated financial statements and schedule of Centennial Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

Ernst & Young LLP
Boston, Massachusetts
July 21, 1999